UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

Barclays Bank PLC

(Exact name of Registrant as Specified in Its Charter)

England	None
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

One Churchill Place, London, England	E14 5HP
(Address of Principal Executive Office)	(Post Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.   ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.   ☐

Securities Act registration statement file numbers to which this form relates: 333-232144

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered:	Name of each exchange on which each class is to be registered:
iPath® Gold Exchange-Traded Notes iPath® Silver Exchange-Traded Notes	NYSE Arca NYSE Arca

Securities to be registered pursuant to Section 12(g) of the Act: None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

The description of the terms and provisions of the following securities:

•                  iPath® Gold Exchange-Traded Notes (GBUG; 06747D809) (the “Gold ETNs”)

•                  iPath® Silver Exchange-Traded Notes (SBUG; 06747D700) (the “Silver ETNs”)

to be issued by the Registrant (the “Securities”) as set forth in the pricing supplement relating to the Gold ETNs dated October 7, 2019, the pricing supplement relating to the Silver ETNs dated October 7, 2019 (together, the “Pricing Supplements”) and the prospectus supplement dated August 1, 2019 (the “Prospectus Supplement”) to the prospectus dated August 1, 2019 (the “Prospectus”), each filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 424(b) under the Securities Act of 1933 (“Rule 424(b)”) relating to the Securities to be registered hereunder included in the Registration Statement on Form F-3 (File No. 333-232144), which became effective on August 1, 2019.  The Registrant incorporates by reference the Prospectus, the Prospectus Supplement and the Pricing Supplements to the extent set forth below.

Item 1.  Description of Registrant’s Securities to be Registered.

The information required by this item is incorporated herein by reference to the information contained in the sections captioned “Specific Terms of the ETNs” and “Material U.S. Federal Income Tax Considerations” in the Pricing Supplements, the information contained in the sections captioned “Terms of the Notes” in the Prospectus Supplement and the information contained in the sections captioned “Description of Debt Securities” and “Tax Considerations” in the Prospectus.

Item 2.  Exhibits.

Exhibit No.
4.1

Senior Debt Indenture, among the Registrant and The Bank of New York Mellon, as Trustee, dated as of September 16, 2004 (the “Indenture”) (incorporated by reference to Registration Statement on Form F-3 ASR (File No. 333-212571) filed by the Registrant with the Securities and Exchange Commission on July 18, 2016).

4.2	Form of Global Security relating to iPath® Gold Exchange-Traded Notes *
4.3	Form of Global Security relating to iPath® Silver Exchange-Traded Notes *
99.1

Prospectus, Prospectus Supplement and Pricing Supplement (incorporated herein to the extent provided above by reference to the Registrant’s filings under the Registration Statement on Form F-3 (File No. 333-232144) and Rule 424(b) filed with the Commission on August 1, 2019, August 1, 2019 and October 7, 2019, respectively).

*                             Filed herewith

EXHIBIT INDEX

Exhibit No.
4.1

Senior Debt Indenture, among the Registrant and The Bank of New York Mellon, as Trustee, dated as of September 16, 2004 (the “Indenture”) (incorporated by reference to Registration Statement on Form F-3 ASR (File No. 333-212571) filed by the Registrant with the Securities and Exchange Commission on July 18, 2016).

4.2	Form of Global Security relating to iPath® Gold Exchange-Traded Notes *
4.3	Form of Global Security relating to iPath® Silver Exchange-Traded Notes *
99.1

Prospectus, Prospectus Supplement and Pricing Supplement (incorporated herein to the extent provided above by reference to the Registrant’s filings under the Registration Statement on Form F-3 (File No. 333-232144) and Rule 424(b) filed with the Commission on August 1, 2019, August 1, 2019 and October 7, 2019, respectively).

*                             Filed herewith

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Barclays Bank PLC
(Registrant)

Date: October 7, 2019	By:	/s/ IAN MERRILL
	Name:	Ian Merrill
	Title:	Managing Director